                                                                  EXHIBIT (d)(5)

                         INVESTMENT MANAGEMENT AGREEMENT

         THIS AGREEMENT is made as of the 23rd day of September, 2002, by and between ING EQUITY TRUST, a Massachusetts business trust (the "Trust"), on behalf of its series as listed on Schedule A (the "Fund"), as such schedule may be amended from time to time, and ING INVESTMENTS, LLC, an Arizona limited liability company (the "Manager"), with respect to the following recital of fact.

                                   WITNESSETH:

         WHEREAS, the Trust is registered as a open-end, diversified, management investment company, under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

         WHEREAS, the Trust desires to retain the Manager to render advice and services to the Trust on behalf of the Fund pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services.

         NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. INVESTMENT MANAGEMENT. The Manager shall manage the Fund's affairs and shall supervise all aspects of the Fund's operations, including the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Trust's Board of Trustees. The Manager shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as Manager.

2. DUTIES OF THE INVESTMENT MANAGER. In carrying out its obligation under paragraph 1 hereof, the Manager shall:

         (a)      supervise and manage all aspects of the Fund's operations;

         (b) provide the Fund with such executive, administrative and clerical services as are deemed advisable by the Trust's Board of Trustees;

         (c) arrange, but not pay for, the periodic updating and filing of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities;

         (d) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and service, including telephone service, heat, utilities, stationery supplies and similar items for the Fund's principal office;

         (e) provide the Board of Trustees of the Trust on a regular basis with financial reports and analyses on the Fund's operations and the operations of comparable investment companies;

         (f) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign and otherwise, whether affecting the economy generally or the portfolio of the Fund, and whether concerning the individual issuers whose securities are included in the Fund's portfolio or the activities in which they engage, or with respect to securities which the Manager considers desirable for inclusion in the Fund's portfolio;

         (g) determine what issuers and securities shall be represented in the Fund's portfolio and regularly report them to the Trust's Board of Trustees;

         (h) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Trust's Board of Trustees; and

         (i) take, on behalf of the Fund, all actions which appear necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities, it being understood that the Fund shall reimburse the Manager for the costs of such actions upon proper accounting.

3. BROKER-DEALER RELATIONSHIPS. The Manager is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection, and negotiation of its brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be execution at the most favorable price.

         In selecting a broker-dealer to execute each particular transaction, the Manager will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis; and other factors such as the broker-dealer's ability to engage in transactions in shares of issuers which are typically not listed on an organized stock exchange. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust, on behalf of the Fund, to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund.

         The Manager is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Manager. Such allocations shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocations regularly to the Board of Trustees of the Trust, on behalf of the Fund, indicating the brokers to whom such allocations have been made and the basis therefor.

4. CONTROL BY BOARD OF TRUSTEES. Any management or supervisory activities undertaken by the Manager pursuant to this Agreement, as well as other activities undertaken by the Manager on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Trust.

5. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out is obligations under this Agreement, the Manager shall at all times conform to:

         (a) all applicable provisions of the Investment Company Act of 1940 and any rules and regulations adopted thereunder, as amended; and

         (b) the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

         (c) the provisions of the Declaration of Trust of the Trust, as amended; and

         (d)      the provisions of the By-laws of the Trust, as amended; and

         (e)      any other applicable provisions of state and Federal law.

6. EXPENSES. The expenses connected with the Fund shall be allocable between the Fund and the Manager as follows:

         (a) The Manager shall furnish at its expense and without cost to the Fund, the services of a President, Secretary and one or more Vice Presidents of the Trust, to the extent that such additional officers may be required by the Fund for the proper conduct of its affairs;

         (b) Nothing in Subparagraph (a) hereof shall be construed to require the Manager to bear the portion allocable to the Fund of the salary of the Manager's portfolio trader and the compensation paid to personnel working under his or her direction to the extent such salary and compensation does not exceed $15,000 per annum. Notwithstanding the obligation of the Fund to bear the expense of the items referred to above, the Manager may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the personnel carrying out such functions and the Fund shall reimburse the Manager therefor upon proper accounting;

         (c) The Manager shall bear the cost of the portion allocable to the Fund of the salary of the Manager's portfolio trader and the compensation paid to personnel working under his or her direction to the extent such salary and compensation exceeds $15,000 per annum;

         (d) The Fund shall pay or cause to be paid all expenses of the stock transfer or dividend agent or agents appointed by the Fund;

         (e) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: the charges and expenses of the registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any accounting agent appointed by the Fund; broker's commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the costs and expenses in connection with the listing, and maintenance of such listing, of the Fund's shares on any securities exchange; the costs and expenses of preparing (including typesetting) prospectuses (including supplements thereto) of the Fund, proxy statements and reports to shareholders; and of printing and distributing such items to the Fund's shareholders, all expenses of shareholders' and trustees' meetings; fees and travel expenses of trustees or members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the trustees of the Trust who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Fund, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and trustees) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided therein.

7. DELEGATION OF RESPONSIBILITIES. The Manager may, but should be under no duty to, perform services on behalf of the Fund which are not required by this Agreement upon the request of the Trust's Board of Trustees. Such services will be performed on behalf of the Fund and the Manager's charge in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by the Manager of any Fund expense that the Manager is not required to pay or assume under this Agreement shall not relieve the Manager of any of its obligations to the Fund nor obligate the Manager to pay or assume any similar Fund expense on any subsequent occasions.

8. COMPENSATION. For the services to be rendered and the expenses assumed by the Manager, the Trust, on behalf of the Fund, shall pay to the Manager monthly compensation of the sum of the amounts determined by applying the annual rates as set forth in Schedule A hereto to the Fund's average daily net assets. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of fees set forth above. Payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above.

9. NON-EXCLUSIVITY. The services of the Manager to the Fund are not to be deemed to be exclusive, and the Manager shall be free to render investment management and corporate administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Manager may serve as officers or directors of the Manager to the extent permitted by law; and that the officers and directors of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

10. TERM AND APPROVAL. This Agreement shall become effective on the date first written above, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of the Fund, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect with respect to the Fund until the Reapproval Date set forth for the Fund in Schedule A to this Agreement, and shall continue from year to year thereafter, provided that such continuance is specifically approved at least annually:

         (a) (i) by the Trust's Board of Trustees or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended), and

         (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Trust trustees), by votes cast in person at a meeting specifically called for such purpose.

11. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of the Fund's outstanding securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended), or by the Manager, on sixty
(60) days' written notice to the other party. This

Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended.

12. LIABILITY OF THE MANAGER. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager or any of its officers, directors or employees or reckless disregard by the Manager of its duties under this Agreement, the Manager shall not be liable to the Fund or to any shareholder of the Fund for any act or omission in the course, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Manager and that of the Fund for this purpose shall be 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258.

14. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commissions, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first above written.

                         ING EQUITY TRUST

                         By: -s- Robert S. Naka
                             -------------------------------
                             Robert S. Naka
                             Senior Vice President

                         ING INVESTMENTS, LLC

                         By: -s- Michael J. Roland
                             --------------------------------
                             Michael J. Roland
                             Executive Vice President

                                   SCHEDULE A

                              WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST
                                       AND
                              ING INVESTMENTS, LLC

                          EFFECTIVE SEPTEMBER 23, 2002

                                   ANNUAL INVESTMENT
                                    MANAGEMENT FEE
                              (as a percentage of average          LAST CONTINUED/
        FUND                      daily net assets)               APPROVED BY BOARD     REAPPROVAL DATE
----------------------    ------------------------------------    -----------------    -----------------
ING Financial Services    1.00% of first $30 million of assets    August 20, 2002      September 1, 2003
Fund                      0.75% of next $95 million of assets
                          0.70% of assets in excess of
                          $125 million